Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2015 THIRD QUARTER FINANCIAL RESULTS

San Diego, CA – February 5, 2015 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2015 third quarter ended December 31, 2014.

Key Highlights of Fiscal 2015 Third Quarter and Subsequent:

•	Fiscal 2015 third quarter net sales decreased 7% to $30.5 million, driven by a 15% decrease in EMEA and a 3% decrease in the Americas, partially offset by a 50% increase in net sales across APAC;

•	Gross margin improved to 26.9% from 24.1% in the prior year quarter;

•	Total operating expenses decreased 15% from the prior year period to $6.0 million;

•	Operating income increased 145% to $2.2 million;

•	Diluted income per share was $0.02 for the fiscal 2015 third quarter, compared to a diluted loss per share of ($0.01) last year;

•	Net position of bank loan, less cash, was $10.7 million at December 31, 2014, compared to $11.1 million at December 31, 2013;

•	Shipped the C.T.R.L.[i]™ and Micro C.T.R.L.i™ mobile gamepads, a new range of controllers designed for iPhone, iPad and iPod touch;

•	Shipped the F.R.E.Q.9™ wireless surround headset for gaming, audio and smart devices;

•	Shipped the F.R.E.Q.TE™ (Tournament Edition) stereo gaming headset for Windows PC and Mac;

•	Shipped the G.L.I.D.E.TE™ (Tournament Edition) gaming surface;

•	Announced the R.A.T. PROX gaming mouse, a 2015 CES Innovation Award Honoree;

•	Announced the L.Y.N.X. 9™ mobile hybrid controller for android smart devices, tablets and Windows PC;

•	Shipped the TRITTON™ Swarm™ wireless mobile headset;

•	Entered into an agreement with Capcom to produce the Ultra Street Fighter™ IV Arcade FightStick Tournament Edition 2; and

•	Teamed up with GIANTS Software® to create dedicated Saitek®-branded simulation hardware for the Farming Simulator™ series of games on Windows PC.

Summary of Financials

(in thousands, except margins and per share data)

	Three Months			Nine Months
	Ended December 31,			Ended December 31,
	2014	2013	Change	2014	2013	Change
Net sales	$30,451	$32,889	(7%)	$69,665	$69,412	—%
Gross profit	8,178	7,925	3%	19,972	18,060	11%
Total operating expenses	5,971	7,023	(15%)	19,320	22,893	(16%)

Operating income (loss)	2,207	902	145%	652	(4,833)	(113%)

Net income (loss)	1,358	(566)	(340%)	(809)	(7,176)	(89%)

Net income (loss) per share, basic and diluted	$0.02	($0.01)	(300%)	($0.01)	($0.11)	(91%)

Gross margin	26.9%	24.1%	280 bps	28.7%	26.0%	270 bps
Adjusted EBITDA (loss) (1)	$2,713	$1,333	104%	$2,156	($2,797)	(177%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the Company’s fiscal 2015 third quarter results, Karen McGinnis, Chief Financial Officer of Mad Catz, said, “Despite the challenging top-line environment, we continue to make operational progress across our organization, creating a more streamlined business model with greater accountability and cost efficiency. These efforts resulted in a 145% improvement in quarterly operating income over the prior year, and will ultimately allow us to better compete in a global marketplace and position Mad Catz for long-term success in growing our business.”

Summary of Key Sales Metrics

	Three Months			Nine Months
	Ended December 31,			Ended December 31,
(in thousands)	2014	2013	Change	2014	2013	Change
Net Sales by Geography
EMEA	$17,825	$20,983	(15%)	$37,104	$40,575	(9%)
Americas	9,573	9,877	(3%)	22,281	23,195	(4%)
APAC	3,053	2,029	50%	10,280	5,642	82%

	$30,451	$32,889	(7%)	$69,665	$69,412	—%

Sales by Platform as a % of Gross Sales
PC and Mac	43%	40%		44%	44%
Next gen consoles (a)	21%	2%		19%	1%
Universal	25%	34%		23%	30%
Smart devices	5%	2%		8%	2%
Legacy consoles (b)	6%	20%		6%	21%
All others	—%	2%		—%	2%

	100%	100%		100%	100%

	Three Months			Nine Months
	Ended December 31,			Ended December 31,
(in thousands)	2014	2013	Change	2014	2013	Change
Sales by Category as a % of Gross Sales
Audio	47%	51%		43%	46%
Specialty controllers	22%	15%		23%	16%
Mice and keyboards	23%	25%		23%	29%
Controllers	4%	1%		6%	1%
Accessories	4%	5%		4%	6%
Games and Other	—%	3%		1%	2%

	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Tritton	44%	46%		39%	42%
Mad Catz	34%	42%		34%	45%
Saitek	17%	11%		18%	12%
Other	5%	1%		9%	1%

	100%	100%		100%	100%

(a)	Includes products developed for Xbox One, PlayStation 4 and Wii U.
(b)	Includes products developed for Xbox 360, PlayStation 3 and Wii.

Darren Richardson, President and Chief Executive Officer of Mad Catz, commented, “Looking ahead, we remain confident that our brands are strong, that our product portfolio is poised to gain considerable leverage from the ongoing console transition as well as the shift towards mobile gaming, that our geographic footprint is broad and diverse and gaining clear market share in key markets like Asia, and that we are executing well in an evolving marketplace on the back of the recent console transition.”

The Company will host a conference call and simultaneous webcast on February 5, 2015, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2910. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for seven days via telephone at (800) 633-8284 (reservation #21760805) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and

Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:
Karen McGinnis	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
kmcginnis@madcatz.com or (858) 790-5040

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months		Nine Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net sales	$30,451	$32,889	$69,665	$69,412
Cost of sales	22,273	24,964	49,693	51,352

Gross profit	8,178	7,925	19,972	18,060
Operating expenses:
Sales and marketing	2,673	3,189	8,562	10,018
General and administrative	2,337	2,655	8,210	8,903
Research and development	852	1,062	2,220	3,240
Acquisition related items	—	(53)	—	99
Amortization of intangible assets	109	170	328	633

Total operating expenses	5,971	7,023	19,320	22,893

Operating income (loss)	2,207	902	652	(4,833)

Other (expense) income:
Interest expense, net	(238)	(223)	(563)	(476)
Foreign currency exchange loss, net	(83)	(292)	(500)	(708)
Change in fair value of warrant liability	1	324	56	(10)
Other income	13	4	92	101

Total other expense	(307)	(187)	(915)	(1,093)

Income (loss) before income taxes	1,900	715	(263)	(5,926)
Income tax expense	(542)	(1,281)	(546)	(1,250)

Net income (loss)	$1,358	($566)	($809)	($7,176)

Net income (loss) per share:
Basic	$0.02	($0.01)	($0.01)	($0.11)

Diluted	$0.02	($0.01)	($0.01)	($0.11)

Shares used in per share computations:
Basic	64,488,798	63,931,506	64,240,446	63,700,413

Diluted	64,644,470	63,931,506	64,240,446	63,700,413

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	March 31,
	2014	2014
ASSETS
Current assets:
Cash	$3,890	$1,496
Accounts receivable, net	14,471	8,059
Other receivables	936	1,531
Inventories	18,469	17,189
Deferred tax assets	905	926
Income tax receivable	1,083	895
Prepaid expenses and other current assets	1,648	1,605

Total current assets	41,402	31,701
Deferred tax assets	1,229	1,334
Other assets	450	499
Property and equipment, net	3,233	2,737
Intangible assets, net	2,694	3,022

Total assets	$49,008	$39,293

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loan	$14,627	$5,612
Accounts payable	16,723	13,661
Accrued liabilities	4,618	4,874
Note payable	1,059	1,336
Income taxes payable	521	330

Total current liabilities	37,548	25,813
Note payable, less current portion	589	1,023
Warrant liability	19	75
Deferred tax liabilities	166	178
Deferred rent	722	78

Total liabilities	39,044	27,167
Shareholders’ equity:
Common stock	61,459	60,847
Accumulated other comprehensive loss	(3,722)	(1,757)
Accumulated deficit	(47,773)	(46,964)

Total shareholders’ equity	9,964	12,126

Total liabilities and shareholders’ equity	$49,008	$39,293

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months
	Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	($809)	(7,176)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,549	2,017
Accrued and unpaid interest expense on note payable	10	—
Amortization of deferred financing fees	57	26
Loss on disposal of assets	8	—
Stock-based compensation	376	501
Change in fair value of contingent consideration	—	(764)
Change in fair value of warrant liability	(56)	10
Provision for deferred income taxes	114	12
Changes in operating assets and liabilities:
Accounts receivable	(7,314)	789
Other receivables	511	(1,009)
Inventories	(1,460)	3,833
Prepaid expenses and other current assets	(49)	124
Other assets	36	(111)
Accounts payable	2,585	(1,937)
Accrued liabilities	(292)	(328)
Deferred rent	553	—
Income taxes receivable/payable	(50)	612

Net cash used in operating activities	(4,231)	(3,401)

Cash flows from investing activities:
Purchases of property and equipment	(1,604)	(994)
Purchases of intangible assets	—	(80)

Net cash used in investing activities	(1,604)	(1,074)

Cash flows from financing activities:
Borrowings on bank loan	53,839	57,535
Repayments on bank loan	(44,824)	(51,791)
Payment of financing fees	(50)	(40)
Repayments on note payable	(791)	—
Proceeds from exercise of stock options	236	188
Payment of contingent consideration	—	(787)

Net cash provided by financing activities	8,410	5,105

Effects of foreign currency exchange rate changes on cash	(181)	137

Net increase in cash	2,394	767
Cash, beginning of period	1,496	2,773

Cash, end of period	$3,890	$3,540

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$1,358	($566)	($809)	($7,176)
Adjustments:
Depreciation and amortization	440	618	1,536	2,043
Stock-based compensation	136	154	376	501
Change in fair value of warrant liability	(1)	(324)	(56)	10
Acquisition related items	—	(53)	—	99
Interest expense, net	238	223	563	476
Income tax expense	542	1,281	546	1,250

Adjusted EBITDA (loss)	$2,713	$1,333	$2,156	($2,797)

Adjusted EBITDA (loss), a non-GAAP financial measure, represents net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. We use Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.